UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 2, 2006
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On November 2, 2006, Nuance Communications, Inc. (the “Company”) and Paul Ricci, the Company’s Chairman and Chief Executive Officer entered into an employment agreement incorporating the terms previously approved by the Compensation Committee of the Company’s Board of Directors and disclosed in a Current Report on Form 8-K filed by the Company on August 16, 2006. A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Also on November 2, 2006, the Compensation Committee of the Company’s Board of Directors approved enhanced term life insurance policies for the Company’s executive officers, in addition to the standard life insurance policies offered to all employees, in the amounts of $1,000,000 for Mr. Ricci and $500,000 for the other executive officers. The committee also approved enhanced long-term disability and wellness benefits for the Company’s executive officers, effective January 1, 2007.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Employment Agreement dated November 2, 2006 by and between Nuance Communications, Inc. and Paul Ricci.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: November 8, 2006	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX
10.1	Employment Agreement dated November 2, 2006 by and between Nuance Communications, Inc. and Paul Ricci.